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                                                                    Exhibit 1(m)

                              SIERRA TRUST FUNDS

                   AMENDMENT NO. 12 TO MASTER TRUST AGREEMENT
                                (Change of Name)

     Pursuant to ARTICLE I, Section 1.1 and ARTICLE VII, Section 7.3 of the Master Trust Agreement dated February 22, 1989, as amended ("the Master Trust Agreement"), of Sierra Trust Funds ("the Trust"), a copy of which is in on file in the office of the Secretary of The Commonwealth of Massachusetts and the Boston City Clerk, the undersigned, being a majority of the trustees of the Trust, having determined to change the name of the Trust from Sierra Trust Funds to WM Trust II, do hereby direct that this Amendment No. 12 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Master Trust Agreement so that the Section 1.1 of ARTICLE I is amended and restated as follows:

          This Trust shall be known as "WM Trust II" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     All other appropriate references in the Master Trust Agreement are amended to reflect the fact that the name of the Trust is "WM Trust II".

     This amendment will be effective as of the close of business on March 20, 1998.

     This instrument may be executed in counterparts, which together shall constitute a single instrument.
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     IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 20th day of March, 1998.



DAVID E. ANDERSON                             WAYNE L. ATTWOOD, M.D.
-----------------                             ----------------------
David E. Anderson                             Wayne L. Attwood, M.D.


ARTHUR H. BERNSTEIN, Esq.                     KRISTIANNE BLAKE
------------------------                      ----------------
Arthur H. Bernstein, Esq.                     Kristianne Blake


EDMOND R. DAVIS, Esq.                         JOHN W. ENGLISH
---------------------                         ---------------
Edmond R. Davis, Esq                          John W. English


ANNE V. FARRELL                               MICHAEL K. MURPHY
---------------                               -----------------
Anne V. Farrell                               Michael K. Murphy


ALFRED E. OSBORNE, JR. Ph.D                   WILLIAM G. PAPESH
---------------------------                   -----------------
Alfred E. Osborne, Jr. Ph.D                   William G. Papesh


DANIEL L. PAVELICH                            JAY ROCKEY
------------------                            ----------
Daniel L. Pavelich                            Jay Rockey


RICHARD C. YANCEY
-----------------
Richard C. Yancey

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